UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On April 8, 2020 (the “Effective Date”), Strongbridge Biopharma plc (the “Company”) entered into an Amendment (the “Amendment”) to the Executive Chairman Agreement (the “Executive Chairman Agreement”) with John Johnson, the Company’s Executive Chairman.

Pursuant to the terms of the Amendment, the term of the Executive Chairman Agreement (the “Term”) will be extended through November 2, 2020 (unless terminated sooner by reason of Mr. Johnson’s death, disability, resignation or removal); provided, however, that the term may thereafter be extended upon the agreement of the parties in writing. Mr. Johnson will be eligible to receive a bonus for the 2020 fiscal year in the sole discretion of the board of directors of the Company. Mr. Johnson will continue to be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

As of the Effective Date, Mr. Johnson was granted a restricted stock unit award of 182,500 shares (the “RSU Award”) and an option to purchase 87,500 ordinary shares of the Company, at an exercise price equal to the closing price per share of the ordinary shares of the Company as reported by Nasdaq on the Effective Date (the “2020 Option Award”, and, together with the RSU Award, the “2020 Equity Awards”).

Under the terms of the Executive Chairman Agreement, as amended by the Amendment (the “Amended Executive Chairman Agreement”), Mr. Johnson will be entitled to receive certain benefits in the event that, prior to the end of the Term, there is a “Change of Control” (as such term is defined in the Company’s 2015 Equity Compensation Plan) and his employment is terminated by the Company following such Change of Control (other than due to the expiration of the Term). In the event Mr. Johnson’s employment is terminated by the Company following a Change of Control, Mr. Johnson will be entitled to receive (i) any accrued but unpaid base salary and vested benefits through the date his employment is terminated, (ii) a single lump sum cash amount, payable on the 60th day following the date of termination, of an amount equal to two times Mr. Johnson’s base salary; (iii) subject to his election, a payment of 100% of the COBRA payments (for a period of 24 months), paid directly to the COBRA third-party administrator or designee on Mr. Johnson’s behalf for health and welfare coverage that he held at the date of termination; and (iv) immediate acceleration of vesting of all of his outstanding equity awards, including, but not limited to, the 2020 Equity Awards and the option award granted to Mr. Johnson under the original Executive Chairman Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Table

10.1	Amendment to Executive Chairman Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ Robert Lutz
	Name:	Robert Lutz
	Title:	Chief Financial Officer

Date: April 10, 2020